2. SHAREHOLDER VOTES. During the year ended June 30, 2012, the following actions were taken by the shareholders of certain of the
Portfolios:

     A special joint meeting of shareholders of The Institutional International Portfolio, The Real Estate Securities Portfolio and The Commodity Returns Strategy Portfolio was held on September 23, 2011. At the September 23, 2011 joint meeting, shareholders of The Institutional International Equity Portfolio approved a new portfolio management agreement between the Trust and Lazard Asset Management, LLC ("Lazard"), and shareholders of The Real Estate Securities Portfolio and The Commodity Related Securities Portfolio each approved new portfolio management agreements between the Trust and SSgA Funds Management, Inc.("SSgA FM"). The results of the September 23, 2011 joint meeting are presented below:

     Approval of a portfolio management agreement between the Trust, on behalf of The Institutional International Equity Portfolio and Lazard.

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                                                                         % of
                    Record                                               Votes
                    Date         Shares       % of Total                 in
Portfolio           Shares       Voted        Shares      For Proposal   Favor
--------------------------------------------------------------------------------
Institutional
International
Equity
Portfolio           171,009,814  124,292,953  72.681%     124,292,953    100.00%
--------------------------------------------------------------------------------
     Approval of a portfolio management agreement between the Trust, on behalf of The Real Estate Securities Portfolio and SSgA FM.

--------------------------------------------------------------------------------
                                                                       % of
                    Record                                             Votes
                    Date       Shares     % of Total                   in
Portfolio           Shares     Voted      Shares      For Proposal     Favor
--------------------------------------------------------------------------------
Real Estate
Securities
Portfolio           8,520,309  7,835,465  91.962%     6,223,144        79.423%
--------------------------------------------------------------------------------

 	Approval of a portfolio management agreement between the Trust, on behalf of The Commodity Returns Strategy Portfolio and SSgA FM.

--------------------------------------------------------------------------------
                                                                       % of
                    Record                                             Votes
                    Date        Shares      % of Total                 in
Portfolio           Shares      Voted       Shares      For Proposal   Favor
--------------------------------------------------------------------------------
Commodity Returns
Strategy
Portfolio           41,239,045  36,893,275  89.462%     32,469,317     88.009%
--------------------------------------------------------------------------------

A special joint meeting of shareholders of The Growth Equity Portfolio, The Institutional Growth Equity Portfolio and The Fixed Income Opportunity
Portfolio was held on April 30, 2012. At the April 30, 2012 joint meeting, shareholders of The Growth Equity Portfolio and The Institutional Growth
Equity Portfolio each approved amendments to the portfolio management agreements between the Trust and Jennison Associates LLC ("Jennison"), and shareholders of The Fixed Income Opportunity Portfolio approved a new portfolio management agreement between the Trust and Fort Washington Investment Advisors, Inc.
("Fort Washington"). The results of the April 30, 2012 joint meeting are presented below:

	Approval of an amendment to the portfolio management agreement between the Trust, on behalf of The Growth Equity Portfolio and Jennison.
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                                                                       % of
                    Record                                             Votes
                    Date       Shares      % of Total                  in
Portfolio           Shares     Voted       Shares       For Proposal   Favor
--------------------------------------------------------------------------------

Growth Equity
Portfolio           51,261,931 50,326,549  98.175%      50,326,549     100.00%
--------------------------------------------------------------------------------

     Approval of an amendment to the portfolio management agreement between the Trust, on behalf of The Institutional Growth Equity Portfolio and Jennison.

--------------------------------------------------------------------------------
                                                                        % of
                    Record                                              Votes
                    Date       Shares     % of Total                    in
Portfolio           Shares     Voted      Shares       For Proposal     Favor
--------------------------------------------------------------------------------

Institutional
Growth Equity
Portfolio           74,218,555  47,668,631   64.227%   47,668,631       100.00%
--------------------------------------------------------------------------------
	Approval of a portfolio management agreement between the Trust, on behalf of The Fixed Income Opportunity Portfolio and Fort Washington.

--------------------------------------------------------------------------------
                                                                        % of
                    Record                                              Votes
                    Date       Shares     % of Total                    in
Portfolio           Shares     Voted      Shares       For Proposal     Favor
--------------------------------------------------------------------------------

Fixed Income
Opportunity
Portfolio           82,595,352  57,412,851   69.510%   57,412,851       100.00%
--------------------------------------------------------------------------------